UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
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Current Report
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
June 4, 2015

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PETROQUEST ENERGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State of Incorporation)	72-1440714 (I.R.S. Employer Identification No.)
400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana (Address of principal executive offices)	70508 (Zip code)

Commission File Number: 001-32681

Registrant’s telephone number, including area code: (337) 232-7028

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Sale of Arkoma Assets

On June 4, 2015, PetroQuest Energy, L.L.C., a Louisiana limited liability company (“PQLLC”) and wholly owned subsidiary of PetroQuest Energy, Inc. (the "Company"), entered into and consummated the transactions contemplated by the Purchase and Sale Agreement by and between PQLLC, as seller, and WSGP Gas Producing, LLC, a Delaware limited liability company (“WSGP”), as buyer (the “Arkoma Sale Agreement”).

Pursuant to the Arkoma Sale Agreement, PQLLC sold the majority of its oil and gas assets in the Woodford Shale and Mississippian Lime for gross proceeds of approximately $280 million, subject to customary post-closing purchase price adjustments (the “Transaction”), effective January 1, 2015. Of the net proceeds to be paid in the Transaction, approximately $14 million will be paid after the closing in connection with the Contract Operating Services Agreement described in Item 8.01 below.

PQLLC and WSGP have made customary representations, warranties and covenants in the Arkoma Sale Agreement.

Credit Agreement Amendment

In connection with the consummation of the transactions contemplated by the Arkoma Sale Agreement, on June 4, 2015, the Company, PetroQuest Energy, L.L.C., a Louisiana limited liability company (the “Borrower”), and TDC Energy LLC, a Louisiana limited liability company, entered into the Eleventh Amendment, Limited Consent and Waiver to Credit Agreement (the “Eleventh Amendment”), which amends the Credit Agreement dated as of October 2, 2008, as amended by that certain First Amendment to Credit Agreement dated as of March 24, 2009, that certain Second Amendment to Credit Agreement dated as of September 30, 2009, that certain Third Amendment to Credit Agreement dated as of August 5, 2010, that certain Fourth Amendment to Credit Agreement dated as of October 3, 2011, that certain Fifth Amendment to Credit Agreement dated as of March 29, 2013, that certain Sixth Amendment to Credit Agreement dated as of June 19, 2013, that certain Seventh Amendment to Credit Agreement dated as of March 31, 2014, that certain Eighth Amendment to Credit Agreement dated as of September 29, 2014, that certain Ninth Amendment to the Credit Agreement dated as of February 26, 2015, and that certain Tenth Amendment to the Credit Agreement dated as of March 27, 2015 (together with the Eleventh Amendment, collectively, the “Credit Agreement”), with JPMorgan Chase Bank, N.A., Wells Fargo Bank, N.A., Capital One, N.A., Iberiabank, Bank of America, N.A. and The Bank of Nova Scotia (collectively, “Lenders”), and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent.

Pursuant to the Eleventh Amendment, the Lenders have agreed (1) to permit the Transaction and to release all liens in favor of the Administrative Agent in and to the Borrower’s oil and gas assets located in the state of Oklahoma (including such assets subject to the Arkoma Sale Agreement), (2) to permit the Borrower to incur up to $350,000,000 of permitted second lien debt, of which no more than $50,000,000 may be used for purposes other than the redemption of the Company’s 10% Senior Notes due 2017, (3) to extend the maturity date of the Credit Agreement to the earlier of (a) June 4, 2020, and (b) February 19, 2017 if any portion of the Company’s 10% Senior Notes due 2017 remains outstanding as of such date which has not been refinanced with (i) permitted refinancing debt with a maturity date no earlier than 180 days after June 4, 2020 or with permitted second lien debt with a maturity date no earlier than 180 days after June 4, 2020, all as defined in the Credit Agreement, (4) to remove the maximum ratio of total senior secured debt to EBITDAX, determined on a rolling four quarter basis, of 2.25 to 1.00 financial covenant and replace it with a maximum ratio of total debt to EBITDAX, determined on a rolling four quarter basis, of 4.0 to 1.0 as of the last day of the fiscal quarters ending June 30, 2015 through December 31, 2016, and of 3.5 to 1.0 as of the last day of any fiscal quarter ending thereafter, in each cases determined on a rolling four quarter basis, and to provide that the amount of total debt for the four consecutive fiscal quarter periods ending June 30, 2015, September 30, 2015 and December 31, 2015 shall be reduced by the amount of unencumbered and unrestricted net cash proceeds actually received by PQLLC from the Transaction, such reduction amount not to exceed $130,000,000 for so long as the Company has not redeemed, in whole or in part, its 10% Senior Notes due 2017, all as defined in the Credit Agreement, (5) to amend the minimum ratio of consolidated current assets to consolidated current liabilities financial covenant to be 1.0 to 1.0, all as defined in the Credit Agreement, (6) to delete the maximum ratio of EBITDAX to total cash interest expense financial covenant, determined on a four quarter basis as of the end of each fiscal quarter, of 2.0 to 1.0, (7) to waive until June 30, 2015 the limitation on hedging transactions to the extent PQLLC’s and its subsidiaries’ aggregate notional volumes of swap agreements in respect of natural gas exceed the limit set forth in Section 9.18(b) of the Credit Agreement as a result of the fair market value of such aggregate notional volumes of reasonably anticipated production from proved, developed and producing assets sold pursuant to the Transaction (the “Woodford Swap Agreements”), (8) to consent to the unwinding or other disposal of the Woodford Swap Agreements without an automatic reduction of the Borrowing Base, provided that the Company shall unwind or otherwise dispose of the Woodford Swap Agreements to the extent necessary to be in compliance with the Credit Agreement on or before June 30, 2015, (9) to decrease the Borrowing Base, as defined in the Credit Agreement, from $190 million to $70 million and (10) to decrease the aggregate commitment of the Lenders from $170 million to $70 million. The Borrowing Base is based upon the valuation as of January 1 and July 1 of each year of the reserves attributable to PQLLC’s and its subsidiaries’ oil and gas properties and other credit factors deemed relevant by the Lenders. The Lenders and PQLLC agreed that the aforementioned decrease in the Borrowing Base constituted the Interim Redetermination (as defined in the Credit Agreement) of the Borrowing Base for July 1, 2015 as provided for in the Tenth Amendment to the Credit Agreement, agreed to cause an additional Interim Redetermination of the Borrowing Base to occur on each of September 1, 2015 and December 1, 2015, and agreed to waive the Scheduled Redetermination (as defined in the Credit Agreement) of the Borrowing Base for September 30, 2015.

In addition, the Eleventh Amendment amended the applicable interest rate to provide that outstanding balances under the Credit Agreement would bear interest at the alternate base rate plus a margin (based on a sliding scale of 0.75% to 1.75% depending on total utilization of commitments) or the adjusted LIBO rate plus a margin (based on a sliding scale of 1.75% to 2.75% depending on total utilization of commitments). The alternate base rate is equal to the highest of (i) the JPMorgan Chase prime rate, (ii) the Federal Funds Effective Rate plus 0.5% and (iii) the adjusted LIBO rate (subject to a floor of 0.0%) plus 1%. For the purposes of the definition of alternate base rate only, the adjusted LIBO rate for any day is based on the LIBO Rate at approximately 11:00 a.m. London time on such day. For all other purposes, the adjusted LIBO rate is equal to the rate at which Eurodollar deposits in the London interbank market for one, two, three or six months (as selected by us) are quoted, as adjusted for statutory reserve requirements for Eurocurrency liabilities. Outstanding letters of credit are charged a participation fee at a per annum rate equal to the margin applicable to Eurodollar loans, a fronting fee and customary administrative fees. In addition, we pay commitment fees based on a sliding scale of 0.375% to 0.5% depending on total utilization of commitments.

The foregoing description of the Eleventh Amendment is not complete and is qualified by reference to the complete document, which is attached hereto as Exhibit 10.1 to this Form 8-K, and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 in this Current Report on Form 8-K under the heading “Sale of Arkoma Assets” is incorporated into this Item 2.01 by reference.

Item 7.01 Regulation FD Disclosure.

This Current Report on Form 8-K includes pro forma financial statements reflecting the Transaction. These pro forma financial statements are being filed to satisfy the requirements of Rule 11-01 of Regulation S-X.

On June 5, 2015, the Company issued a press release announcing the Transaction and updates to its borrowing base, operations and production and cost guidance. The press release is filed as Exhibit 99.1 to this Form 8-K, and is incorporated into this Item 7.01 by reference.

The Company is also furnishing additional information regarding the Transaction. The additional information is filed as Exhibit 99.2 to this Form 8-K, and is incorporated into this Item 7.01 by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibits 99.1 and 99.2 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 8.01 Other Events.

In connection with the Arkoma Sale Agreement, PQLLC and WSGP entered into the Contract Operating Services Agreement (the “Contract Operating Services Agreement”) pursuant to which PQLLC or its affiliate will retain a minimal interest in the assets sold in the Transaction and will provide certain services as a contract operator with respect to the assets sold in the Transaction and for which PQLLC previously was acting as operator for a period of one year from the closing date of the Arkoma Sale Agreement, subject to WSGP’s option to renew the Contract Operating Services Agreement for two additional one-year terms. During the 180 day period following the closing of the Arkoma Sale Agreement, for each of the first 14 wells spudded by PQLLC or its affiliate as contract operator under the Contract Operating Services Agreement, WSGP will pay PQLLC $1 million of the total of approximately $14 million deferred purchase price under the Arkoma Sale Agreement. If at the end of such 180 day period any portion of the deferred purchase price under the Arkoma Sale Agreement has not been paid, WSGP will pay the remaining portion of such deferred purchase price to PQLLC. In addition, under the terms of the Contract Operating Services Agreement, WSGP will pay PQLLC’s costs and expenses associated with providing the services under the Contract Operating Services Agreement.

Item 9.01 Financial Statements and Exhibits.

(b)     Pro Forma Financial Information.

Unaudited Pro Forma Consolidated Financial Statements of the Company as of March 31, 2015 and for the year ended December 31, 2014 and for the three months ended March 31, 2015, which give effect to the Transaction, are attached hereto as Exhibit 99.3.

(d)     Exhibits

Exhibit Number	Description of Exhibit
10.1
Eleventh Amendment to Credit Agreement dated as of June 4, 2015, among PetroQuest Energy, Inc., PetroQuest Energy, L.L.C., JPMorgan Chase Bank, N.A., Wells Fargo Bank, N.A., Capital One, N.A., Iberiabank, Bank of America, N.A. and The Bank of Nova Scotia.

99.1	Press Release dated June 5, 2015.
99.2	Furnished Information Regarding Arkoma Divestiture June 2015
99.3	Unaudited Pro Forma Condensed Consolidated Financial Statements of PetroQuest Energy as of March 31, 2015 and for the three months ended March 31, 2015 and the year ended December 31, 2014.

[Signature page follows]

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 5, 2015
PETROQUEST ENERGY, INC.

/s/ J. Bond Clement
J. Bond Clement
Executive Vice President,
Chief Financial Officer
(Authorized Officer and Principal
Financial Officer)